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                                                               Exhibit No. 10(a)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated April 14, 2000, in this Registration Statement (Form N-1A No.2-98149) of PaineWebber Mutual Fund Trust (comprising, respectively, the PaineWebber California Tax-Free Income Fund and PaineWebber National Tax-Free Income Fund).





                                         /s/ ERNST & YOUNG LLP
                                         ERNST & YOUNG LLP


New York, New York
June 21, 2000